UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 22, 2005

Homestore, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-26659 (Commission File Number)	95-4438337 (IRS Employer Identification No.)

30700 Russell Ranch Road
Westlake Village, California 91362
(Address of principal executive offices)
(Zip Code)

Registrant’s telephone number, including area code: (805) 557-2300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 22, 2005, Homestore, Inc. (the “Company”) granted to each of L. John Doerr, Joe F. Hanauer, Kenneth K. Klein, William E. Kelvie, Bruce G. Willison and V. Paul Unruh (who are all of the Company’s non-employee directors, other than any director who is entitled to a seat on our board of directors on a contractual basis) 15,000 restricted shares of the Company’s common stock under the Homestore, Inc. 1999 Stock Incentive Plan. Joe F. Hanauer, in his capacity as chairman of the board, was granted an additional 15,450 restricted shares. Each restricted share will vest three years after the grant date. All restricted stock will immediately vest if the director is not nominated for re-election, is nominated for re-election and is not elected or must resign due to health reasons, or upon such director’s death. Upon a director’s resignation or termination for other reasons, including but not limited to business conflicts with the Company, all of the director’s unvested restricted stock will be terminated immediately.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

As reported on a Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2005, on March 15, 2005 Terrence M. McDermott, a director of the Company, provided the Company with notice of his intention to resign as a director effective as of the Company’s 2005 annual stockholders meeting. On June 22, 2005, prior to the annual stockholders meeting, Mr. McDermott resigned as a director of the Company. Since December 2000, Mr. McDermott has served as the National Association of Realtors® (the “NAR”) representative on the Company’s board of directors.

By virtue of its ownership of the Company’s sole outstanding share of Series A preferred stock, the NAR has the right to elect one of the Company’s directors. In addition, if there is any vacancy in the office of a director elected by the holder of the Series A preferred stock, then a director to hold office for the unexpired term of such director may be elected by the vote or written consent of the holder of the Series A preferred stock. Mr. McDermott’s term was scheduled to expire at the Company’s annual stockholders meeting in 2006. On June 22, 2005, following the resignation of Mr. McDermott, the Company’s board of directors confirmed the election of Alan Yassky by the NAR as the new NAR representative on the Company’s board of directors. Mr. Yassky is a Class I director of the Company and will serve until the annual meeting of stockholders to be held in the year 2006 or until his earlier death, resignation or removal. Mr. Yassky is not expected to serve on any committees of the Company’s board of directors. The Company and NAR are party to certain arrangements that were described in the Proxy Statement for the Company’s 2005 annual meeting of stockholders filed with the SEC on May 24, 2005 under the heading “Certain Relationships And Related Transactions – Operating Agreement with the National Association of REALTORS®” and in Item 1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2004. These disclosures are incorporated by reference herein pursuant to General Instruction B.3 of Form 8-K.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On June 22, 2005, the board of directors of the Company approved amendments to the Company’s Bylaws (the “Bylaws”) in order to conform the Bylaws with changes to the Company’s Restated Certificate of Incorporation that were approved by the Company’s stockholders at the Company’s annual meeting held on June 22, 2005. The Restated Certificate of Incorporation was filed with the Delaware Secretary of State on June 23, 2005. The provisions of the Bylaws amended are as follows:

(i) Header – The header was amended to reflect that the Bylaws were adopted effective June 22, 2005.

(ii) Section 2.2 – This section was amended to eliminate the classification of the Company’s board of directors and provide for annual election of all directors beginning at the Company’s annual meeting of stockholders in 2008 and to eliminate, effective as of the Company’s annual meeting of stockholders in 2008, the provision that directors may be removed only for cause.

The Bylaws, as amended by the Company’s Board of Directors on, and effective as of, June 22, 2005, are attached to this Form 8-K as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

      3.1     Bylaws of Homestore, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMESTORE, INC.
Date: June 28, 2005	By:	/s/ Michael R. Douglas
Michael R. Douglas
Executive Vice President and General Counsel

EXHIBIT INDEX

3.1	Bylaws of Homestore, Inc.